UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2016

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As disclosed previously, Vapor Corp. (the “Company”) closed a registered public offering of 3,761,657 Units (“Units”) pursuant to a prospectus dated July 23, 2015. Each Unit consisted of one-fourth of a share of Series A Convertible Preferred Stock and 20 Series A Warrants. Each one-fourth share of Series A Convertible Preferred Stock will be convertible into 10 shares of common stock and each Series A Warrant will be exercisable into one share of common stock at an initial exercise price of $1.24 per share. The Units separated into the Series A Convertible Preferred Stock and Series A Warrants as of January 25, 2016.

From January 25, 2016 through February 11, 2016, 879,401 shares of Series A Convertible Preferred Stock have been converted and the Company has issued 35,184,360 shares of its common stock to settle these conversions. In addition, 1,636,187 Series A Warrants have been exercised through the cashless exercise provision in the Series A Warrant resulting in the issuance of 465,216,627 shares of the Company’s common stock. As of the close of business February 11, 2016, there are 475,597,698 shares of the Company’s common stock issued and outstanding.

As of February 11, 2016, there were 61,014 shares of Series A Convertible Preferred Stock outstanding and 56,890,444,669 shares of common stock issuable upon full exercise of the Company’s 73,596,953 Series A Warrants. The shares issuable upon exercise of the Series A Warrants are calculated (1) using a Black Scholes Value of $1.0822 per share and a closing stock price of $0.0014 per share and (2) assuming the Company delivers only common stock upon exercise of the Series A Warrants and not cash payments as permitted under the terms of the Series A Warrants. As of the date of this report, the Company has 4,524,402,302 shares of common stock available for future issuances. In the future, if a sufficient number of shares of common stock were not available for issuance upon exercise of any Series A Warrants or if the Company fails to meet certain conditions set forth in the Series A Warrants, the Company would be required to elect to make cash payments to satisfy its obligations pursuant to the Series A Warrants.

The information in this Item 7.01 furnished herewith is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 8.01 Other Events

On February 12, 2016, The issued a press release announcing that it was notified by Nasdaq on the afternoon of February 11, 2016 that trading of the Company’s common stock would be halted. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press release dated February 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: February 12, 2016	By:	/s/ Jeffrey Holman
Jeffrey Holman
Chief Executive Officer